EXHIBIT 10.1
MINDSPEED TECHNOLOGIES, INC.
FORM OF RESTRICTED SHARES AWARD LETTER UNDER THE DIRECTORS STOCK PLAN
[MINDSPEED TECHNOLOGIES, INC. LETTERHEAD]
(Date)
(Name)
(Address)
Re:      Mindspeed Director Restricted Shares Award (Grant Date)
Dear (Name):
Effective (Grant Date), the Board of Directors of Mindspeed Technologies, Inc. (the “Company”) awarded you the following Restricted Shares at a grant value of (Grant Price) per share upon the terms set forth below:

Type of Grant:	Restricted Shares
Number of Shares:
This Restricted Shares Award (this “Award”) has been granted pursuant to, and is controlled by: (i) the Mindspeed Technologies, Inc. Directors Stock Plan (the “Plan”); (ii) the Restricted Shares Terms and Conditions (the “Plan Terms”); and (iii) this Award. This Award shall vest as set forth in the Plan Terms. The Plan and the Plan Terms are incorporated into this Award as if fully set forth herein.
A copy of the Company’s Annual Report on Form 10-K is available for viewing and printing on our website at www.mindspeed.com.
In accordance with IRS regulations, you may choose to be taxed on the value of the Restricted Shares at this time, by making a Section 83(b) election. PLEASE NOTE THE FOLLOWING INFORMATION REGARDING A SECTION 83(b) ELECTION:
•	The election form MUST BE FILED WITH THE IRS NO LATER THAN 30 days after the effective date of the grant.

•	The holding period begins on the grant date.

•	Additional gain (or loss) is recognized when the shares are sold – not when the restrictions lapse.

•	Please consult your own tax advisor for your individual tax situation.
If you have any questions regarding this Award, please contact me at (949) 579-                     or via email at                                         @mindspeed.com or Stock Administration at (949) 579-4525 or via email at stock.admin@mindspeed.com.

MINDSPEED TECHNOLOGIES, INC.